Exhibit 99.1

Contact: Tracy McLauchlin, CFO

IES Holdings, Inc.

713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2020 First Quarter Results

- Revenue of $276 million, an increase of 13% year-over-year

- Net Income Per Share of $0.39 and Adjusted Net Income Per Share of $0.54

HOUSTON — February 4, 2020 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended December 31, 2019.

First Quarter of Fiscal Year 2020 Highlights

•	Revenue of $276 million for the first quarter of fiscal 2020, an increase of 13% compared with $244 million for the first quarter of fiscal 2019

•	Operating income of $12.4 million for the first quarter of fiscal 2020, an increase of 31% compared with $9.5 million for the first quarter of fiscal 2019

•

Net income attributable to IES of $8.5 million, or $0.39 per diluted share, for the first quarter of fiscal 2020, compared with $6.9 million, or $0.32 per diluted share, for the first quarter of fiscal 2019

•

Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 35% to $11.3 million, or $0.54 per diluted share, for the first quarter of fiscal 2020, compared with $8.4 million, or $0.40 per diluted share, for the first quarter of fiscal 2019

•	Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $430 million as of December 31, 2019

•	Backlog (a non-GAAP financial measure, as defined below) of approximately $509 million as of December 31, 2019

Management Commentary

Gary S. Matthews, Chief Executive Officer, stated, “I am pleased with our first quarter performance, with revenue and operating income ahead of last year by 13% and 31%, respectively. Our Residential and Communications segments continue to demonstrate strong growth and execution, highlighted by operating income exceeding our prior year first quarter by $2.5 million and $2.0 million, respectively. Both segments are seeing increased demand from current customers and an expanding customer base. Infrastructure Solutions increased operating income by $1.9 million compared to prior year as it benefitted from improvements in project execution. Commercial & Industrial continues to be impacted by a combination of inefficiencies on several projects and reduced volume in a competitive marketplace. To address these issues, we have invested in a number of initiatives that we are implementing over the remainder of fiscal 2020. Specifically, we are working to streamline costs, improve our project selection and overhaul procurement sourcing, which we believe will lead to margin improvement for this segment. Looking ahead, we expect that full year performance will be supported by continued residential and data center end market momentum, and that these trends will offset soft results in the near-term at Commercial & Industrial. In addition, we are actively evaluating a number of acquisition candidates and I am confident in our ability to continue to build shareholder value through organic growth and strategic investments.”

Tracy A. McLauchlin, Chief Financial Officer, added, “We continue to maintain a conservative balance sheet, which was further strengthened by $11 million of cash from operations in the quarter. Our strong cash flow resulted in a cash balance, net of debt, of $27 million as of December 31, 2019, compared to a debt balance, net of cash, of $9 million a year earlier, an improvement of $36 million. Our disciplined capital allocation philosophy and our strong liquidity position continue to support our growth strategy as we focus on building shareholder value, including through acquisitions and stock repurchases.”

Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $306 million at September 30, 2019, including approximately $144 million resulting from net operating losses on which a deferred tax asset is not recorded. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and thereby reduce the risk of a possible “ownership change” under Section 382 of the Internal Revenue Code

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of 1986, as amended. Any such “ownership change” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended December 31, 2019, the Company repurchased 19,817 shares at an average price of $22.51 per share. The Company had 1,237,168 shares remaining under its stock repurchase authorization at December 31, 2019.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES, adjusted earnings per share attributable to IES, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to IES, adjusted earnings per share attributable to IES, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES’s industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s

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industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2019, to be filed with the Securities and Exchange Commission (“SEC”) by February 4, 2020, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that provide electrical contracting and other infrastructure services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our approximately 5,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2019 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ

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materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

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IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
Revenues	$276.0	$243.8
Cost of services	225.8	202.2

Gross profit	50.2	41.6
Selling, general and administrative expenses	37.9	32.1

Operating income	12.4	9.5

Interest expense	0.2	0.5
Other (income) expense, net	0.1	—

Income from operations before income taxes	12.0	8.9
Provision for income taxes	3.5	1.9

Net income	8.5	7.0

Net income attributable to noncontrolling interest	—	(0.1)

Net income attributable to IES Holdings, Inc.	$8.5	$6.9

Earnings per share attributable to IES Holdings, Inc.:
Basic	$0.40	$0.32
Diluted	$0.39	$0.32

Shares used in the computation of earnings per share:
Basic (in thousands)	20,883	21,233
Diluted (in thousands)	21,148	21,261

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE

TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE

ATTRIBUTABLE TO IES HOLDINGS, INC.

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
Net income attributable to IES Holdings, Inc.	$8.5	$6.9
Provision for income taxes	3.5	1.9

Adjusted net income before taxes	12.0	8.8
Current tax expense (1)	(0.7)	(0.4)

Adjusted net income attributable to IES Holdings, Inc.	$11.3	$8.4

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$0.54	$0.40
Diluted	$0.54	$0.40

Shares used in the computation of earnings per share:
Basic (in thousands)	20,883	21,233
Diluted (in thousands)	21,148	21,261

(1)	Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	December 31,	September 30,
	2019	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27.3	$18.9
Accounts receivable:
Trade, net of allowance	169.6	186.3
Retainage	33.0	29.2
Inventories	19.9	21.5
Costs and estimated earnings in excess of billings	27.9	29.9
Prepaid expenses and other current assets	12.1	10.6

Total current assets	289.7	296.5

Property and equipment, net	25.6	25.7
Goodwill	50.6	50.6
Intangible assets, net	25.7	26.6
Deferred tax assets	38.1	40.9
Operating right of use assets	34.9	—
Other non-current assets	5.2	4.9

Total assets	$469.9	$445.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$140.4	$152.9
Billings in excess of costs and estimated earnings	45.6	40.6

Total current liabilities	185.9	193.5

Long-term debt	0.3	0.3
Operating long-term lease liabilities	23.7	—
Other non-current liabilities	2.2	1.9

Total liabilities	212.2	195.7

Noncontrolling interest	2.9	3.3
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(12.0)	(12.5)
Additional paid-in capital	192.5	192.9
Retained earnings	74.1	65.6

Total stockholders’ equity	254.8	246.2

Total liabilities and stockholders’ equity	$469.9	$445.3

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8.5	$7.0
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred financing cost amortization	0.1	0.1
Depreciation and amortization	2.4	2.4
Non-cash compensation expense	0.9	—
Deferred income taxes	2.8	1.9
Changes in operating assets and liabilities:
Accounts receivable	16.7	(9.8)
Inventories	1.7	(2.9)
Costs and estimated earnings in excess of billings	1.9	7.0
Prepaid expenses and other current assets	(6.3)	(3.0)
Other non-current assets	0.1	(1.4)
Accounts payable and accrued expenses	(22.8)	(3.6)
Billings in excess of costs and estimated earnings	5.0	1.5
Other non-current liabilities	—	(0.6)

Net cash provided by (used in) operating activities	11.0	(1.4)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1.4)	(2.1)

Net cash used in investing activities	(1.3)	(2.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	104.2	0.1
Repayments of debt	(104.2)	(0.1)
Distribution to noncontrolling interest	(0.5)	—
Purchase of treasury stock	(0.9)	(2.2)

Net cash used in financing activities	(1.3)	(2.2)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8.4	(5.7)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of period	18.9	26.2

CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$27.3	$20.6

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
Revenues
Commercial & Industrial	$67.7	$72.6
Communications	84.3	69.3
Infrastructure Solutions	31.3	29.5
Residential	92.7	72.5

Total revenue	$276.0	$243.8

Operating income (loss)
Commercial & Industrial	$(0.5)	$2.0
Communications	7.0	5.0
Infrastructure Solutions	3.3	1.4
Residential	6.4	3.9
Corporate	(3.8)	(2.8)

Total operating income (loss)	$12.4	$9.5

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
Net income attributable to IES Holdings, Inc.	$8.5	$6.9
Provision for income taxes	3.5	1.9
Interest & other expense, net	0.4	0.6
Depreciation and amortization	2.4	2.4

EBITDA	$14.7	$11.8
Non-cash equity compensation expense	0.9	—

Adjusted EBITDA	$15.6	$11.8

IES HOLDINGS, INC. AND SUBSIDIARIES

SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	December 31, 2019	September 30, 2019	December 31, 2018
Remaining performance obligations	$430	$452	$407
Agreements without an enforceable obligation (1)	79	85	131

Backlog	$509	$537	$538

(1)

Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.